EXHIBIT 99.1


Hollywood Entertainment Corporation Reports Record Second Quarter Results

PORTLAND, Ore., July 22 /PRNewswire/ -- Hollywood Entertainment Corporation (Nasdaq:HLYW), dba Hollywood Video, a chain of 661 corporate owned video superstores operating in 33 states as of June 30, 1997, today reported revenue for the quarter ended June 30, 1997 of $110.0 million, an increase of 72% compared to $63.9 million for the same period in 1996. The Company had net income of $5.5 million, which was up 83% compared to net income of $3.0 million for the second quarter of 1996. Net income per share was $0.15, which was up 67% compared to net income per share of $0.09 for the same period in 1996. Additionally, the Company announced that it opened a total of 60 new stores during the quarter and had an increase in same-store sales of 5%.

Commenting on second quarter results, Mark J. Wattles, Chairman and CEO of Hollywood Entertainment Corporation, said "We believe our second quarter results continue to show the difference between Hollywood and the other video store chains. While other public video store chains have experienced weak or negative same-store sales, Hollywood Entertainment has achieved an increase of 5% in its same-store sales for both the first and the second quarters of 1997." Mr. Wattles added, "I am also excited with the Company's plan to issue $200 million in high yield notes and enter into a new $300 million credit facility. We believe the combination of both of these transactions, half a billion dollars, significantly strengthens the Company's financial resources."

Hollywood Video is the second largest video store chain in the United States. Hollywood Video superstores average approximately 7,500 square feet and typically carry approximately 10,000 titles and 16,000 videocassettes. According to video industry analyst Paul Kagan Associates, Inc., the Company operates the highest volume video stores in the country. Hollywood Video opened 33 new stores in 1994, 121 new stores in 1995, 250 new stores in 1996, 110 new stores in the first half of 1997 and plans to open approximately 240 additional new stores in 1997.

Hollywood Entertainment Corporation will be hosting a conference call to review the second quarter results tomorrow at 8:00 AM, PDT.
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
                       HOLLYWOOD ENTERTAINMENT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        Three Months                        Six Months
                                                       ended June 30,                     ended June 30,
                                                --------------------------         --------------------------
                                                    1997              1996             1997              1996
                                                --------          --------         ---------        ---------
Revenue:
  Rental revenue                                $ 93,035          $ 54,310         $ 184,715        $ 109,059
  Product sales                                   16,967             9,639            35,762           19,963
                                                 110,002            63,949           220,477          129,022

Operating costs and expenses:
  Cost of product sales                           10,828             5,931            22,429           12,176
  Operating and selling                           80,204            46,517           157,253           92,734
  General and administrative                       6,197             4,033            12,166            8,489
  Amortization of intangibles                      1,596             1,483             3,123            3,007

Operating income                                  11,177             5,985            25,506           12,616

Nonoperating income (expense):
  Interest income                                     26                31               108              128
  Interest expense                                (2,068)           (1,007)           (3,617)          (1,625)
  Litigation settlement                               --                --           (18,874)              --

Income before income taxes                         9,135             5,009             3,123           11,119

Income taxes                                       3,654             2,004             1,249            4,387

Net income                                       $ 5,481           $ 3,005           $ 1,874          $ 6,732

Net income per share                               $0.15             $0.09             $0.05            $0.19

Weighted average
  shares outstanding                              37,577            34,804            37,465           34,916
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
                       HOLLYWOOD ENTERTAINMENT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)

                                                                   June 30,                December 31,
                                                                     1997                      1996
                                                                  -----------              ------------
                                                                  (Unaudited)                (Audited)
ASSETS
Current assets:
  Cash and cash equivalents                                           $5,782                 $ 12,849
  Receivables                                                         23,792                   25,785
  Merchandise inventories                                             44,697                   45,255
  Prepaid expenses and other current assets                            4,673                    3,232
  Total current assets                                                78,944                   87,121

Videocassette rental inventory, net                                  182,824                  144,264
Property and equipment, net                                          154,639                  115,812
Excess of cost over net assets acquired, net                          96,517                   99,229
Deferred income taxes                                                  4,844                      783
Other assets                                                           3,621                    2,574
  Total assets                                                      $521,389                 $449,783

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt                                  $205                     $205
  Accounts payable                                                    61,029                   67,207
  Accrued liabilities                                                 11,079                   10,402
  Income taxes payable                                                    --                    2,914
  Total current liabilities                                           72,313                   80,728

Long-term debt, excluding current maturities                           9,402                      156
Line of credit                                                       130,000                   82,000
Deferred rent and other liabilities                                    7,920                    6,452
Deferred income taxes                                                  5,684                    5,744
                                                                     225,319                  175,080
Commitments and contingencies                                             --                       --

Shareholders' Equity:
Common stock 100,000,000 shares authorized;
  36,747,921 and 36,006,201 shares issued
  and outstanding, respectively                                      257,382                  238,021
Retained earnings                                                     40,866                   38,992
Intangible assets, net                                                (2,178)                  (2,310)
Total shareholders' equity                                           296,070                  274,703
Total liabilities and shareholders' equity                          $521,389                 $449,783
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
                       HOLLYWOOD ENTERTAINMENT CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                     For the Six Months Ended
                                                                                             June 30,
                                                                                 -------------------------------
                                                                                  1997                      1996
                                                                                 ------                   ------
Operating activities:
  Net income                                                                     $1,874                   $6,732
  Adjustments to reconcile net income to cash
    provided by operating activities:
  Depreciation and amortization                                                  61,811                   39,411
  Litigation settlement warrants                                                  9,000                       --
  Deferred rent and other liabilities                                             1,468                    1,135
  Deferred income taxes                                                          (4,121)                   1,162
  Changes in operating assets and liabilities:
    Merchandise inventories                                                         558                   (3,780)
    Prepaid expenses and other current assets                                    (1,441)                  (1,276)
    Accounts payable                                                             (6,178)                  (8,396)
    Accrued liabilities                                                             677                      893
    Income taxes payable                                                         (2,914)                   1,841
    Net cash provided by operating activities                                    60,734                   37,722

Investing activities:
  Construction and other receivables                                              1,993                    5,087
  Purchases of videocassette rental inventory, net                              (87,501)                 (41,724)
  Purchases of property and equipment, net                                      (48,557)                 (24,368)
  Other assets                                                                   (1,343)                    (618)
  Net cash used in investing activities                                        (135,408)                 (61,623)

Financing activities:
  Proceeds from the issuance of common stock, net                                 4,695                       --
  Proceeds from long-term debt                                                   10,000                       --
  Repayments of long-term debt                                                     (754)                  (7,288)
  Tax benefit from exercise of stock options                                      2,252                       (8)
  Proceeds from exercise of stock options                                         3,414                      164
  Repurchase of common stock                                                         --                  (54,250)
  Borrowings on line of credit                                                   48,000                   60,000
  Cash provided by (used in) financing activities                                67,607                   (1,382)

Increase/(decrease) in cash and cash equivalents                                 (7,067)                 (25,283)
Cash and cash equivalents:
  Beginning of period                                                            12,849                   29,980
  End of period                                                                  $5,782                   $4,697
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SOURCE: Hollywood Entertainment Corp.
Contact: Doug Gordon, Senior Vice President of Finance of Hollywood
Entertainment Corporation, 503-570-1600